UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2009

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d). Appointment of Director
On June 8, 2009, the Board of Directors of ThermoGenesis Corp. (the "Company") increased the number of directors on the Company’s Board of Directors ("Board") from five to six. Subsequently, the Company’s directors elected Mr. J. Melville Engle, the Company's Chief Executive Officer, as a director on the Company's Board. Initially, Mr. Engle will not and is not expected to serve on any committees of the Board.

Prior to joining ThermoGenesis, Mr. Engle, age 59, was Chief Executive Officer of Raydiance, Inc., a laser technology company. For six years he served as President and Chief Executive Officer of Dey LP, a $600 million specialty pharmaceutical company, an affiliate of Merck KGaA. While at Dey, he served as Regional Director, North America, for the Merck Generics Group. He also served as Chairman, President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded medical device company, and held senior financial, operations and sales positions at Allergan, Inc. Engle is currently a member of the board of directors of Oxygen Biotherapeutics (OXBO), a company developing pharmaceuticals and medical devices in the field of oxygen therapeutics and continuous substrate monitoring.
Engle holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Southern California.

There have been no related party transactions between Mr. Engle and the Company. During the last fiscal year Mr. Engle has not been a party to any transaction or proposed transaction, to which the Company is or was to be a party, in which Mr. Engle would have a direct or indirect material interest. Mr. Engle has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

For more information, see the press release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated June 10, 2009, titled "ThermoGenesis Appoints Chief Executive Officer J. Melville ("Mel") Engle to Board of Directors"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

June 11, 2009	By:	Matthew T. Plavan

Name: Matthew T. Plavan
Title: EVP, COO & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 10, 2009, titled "ThermoGenesis Appoints Chief Executive Officer J. Melville ("Mel") Engle to Board of Directors"